UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 16, 2006
Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)
(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On September 8, 2006, Toreador Resources Corporation (“Toreador”) reported that its previously issued audited consolidated financial statements as of and for the year ended December 31, 2005, and that its unaudited consolidated financial statements for each of the quarters ended March 31 and June 30, 2006 would be restated.
          On November 16, 2006, Toreador’s management and the chairman of the audit committee determined, in consultation with its current independent registered public accounting firm, that Toreador should also restate its audited consolidated financial statements as of and for the years ending 2003 and 2004. The restatements are due to various errors that were discovered during and in conjunction with the audit for the year ended December 31, 2005. The financial statements included in Toreador’s Form 10-K for December 31, 2004 and Form 10-K for December 31, 2003 should, therefore, not be relied upon as filed. Currently, Toreador is not aware of any other matters that would result in additional restatements of its previously issued financial statements. Further information regarding the restatements of 2003 and 2004 will be provided as such information becomes available.
          Toreador’s management, in consultation with the chairman of the audit committee, has discussed these restatements with Grant Thornton LLP, Toreador’s current independent registered public accounting firm.
          The restated consolidated financial statements for the years ended 2003 to 2005 will be filed with the Securities and Exchange Commission pursuant to a single Form 10-K/A as of and for the year ended December 31, 2005, and the unaudited consolidated financial statements for each of the quarters will be filed on a Form 10-Q/A as of and for the three months ended March 31, 2006 and a Form 10-Q/A as of and for the six months ended June 30, 2006, on or about December 1, 2006.
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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION Date: November 22, 2006
By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO